                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



    Date of report: July 17, 1996


                        PENNCORP FINANCIAL GROUP, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                   DELAWARE
                (State or Other Jurisdiction of Incorporation)

           1-11422                                   13-3543540
      (Commission File Number)           (I.R.S. Employer Identification No.)


 745 Fifth Avenue, Suite 500, New York, New York                   10151
    (Address of Principal Executive Offices)                    (Zip Code)


                                (212) 832-0700
             (Registrant's Telephone Number, Including Area Code)

Item 2.   Acquistion or Disposition of Assets.

Acquisition of United Companies Life Insurance Company

     In January 1996, Knightsbridge Capital Fund I, L.P. (the "Knightsbridge Fund"), a private investment fund organized by David J. Stone and Steven W. Fickes, PennCorp Financial Group, Inc.'s ("PennCorp" or the "Company") two most senior executive officers, formed an entity which entered into an agreement to purchase (the "UC Life Acquisition") United Companies Life Insurance Company ("UC Life") from United Companies Financial Corporation ("UC Financial"). In connection with the Company's proposal to restructure its relationship with the Knightsbridge Fund, which is described is the Company's Proxy Statement dated June 11, 1996 relating to the 1996 annual meeting of stockholders, the Company has agreed to pay $7.5 million to the Knightsbridge Fund for the right to acquire UC Life, which is the only right of the Knightsbridge Fund with respect to UC Life. Neither Mr. Stone nor Mr. Fickes nor their respective affiliates will receive any portion of that payment. The consideration to be paid to UC Financial in conjunction with the UC Life Acquisition is $164.0 million, consisting of cash (currently estimated to be $99.0 million) to be paid by the Company and a $10.0 million cash dividend to be paid by, and certain real estate and other assets to be distributed by, UC Life to UC Financial immediately prior to the closing of the acquisition. In addition, the consideration to be paid by the Company to UC Financial will be increased by an amount in cash equal to UC Life's net income from January 1, 1996 to the closing of the acquisition.

     In connection with the UC Life Acquisition, UC Financial has agreed to purchase a convertible note of the Company in the principal amount of $15.0 million, and has further agreed to convert the note into common stock, par value $0.01 per share (the "Common Stock"), of the Company at the closing of the UC Life Acquisition. Further, the Company will make a capital contribution to UC Life in cash in an amount equal to the market value of the real estate and other assets distributed by UC Life to UC Financial.

     The principal products sold by UC Life are deferred annuities marketed on a commission basis, principally through financial institutions and independent general agents. Those products generally are sold to middle income customers seeking tax deferred insurance products, primarily to provide savings for retirement. UC Life added variable annuity products to its annuity line of business during the fourth quarter of 1995. For the year ended December 31, 1995, UC Life produced $135.5 million in annuity sales and had net income before income taxes of $12.1 million. A.M. Best Company, an independent insurance rating organization, has assigned a rating of "A- (Excellent)" to UC Life.

     The UC Life Acquisition will provide the Company with an opportunity to expand its accumulation product offerings, which management believes to be a growing portion of the life insurance industry. In addition, UC Life's distribution system is complementary to one of the Company's subsidiaries that currently markets third party accumulation products through financial institutions. Further, the Company believes that the UC Life Acquisition may offer an opportunity for the Company to sell other of its products to customers of participating financial institutions throughout the United States.

Pro Forma Selected Financial Information

     The following unaudited pro forma selected financial information (the "Pro Forma Financial Information") has been prepared to illustrate the pro forma effects of (i) the sale of 3,750,000 shares of Common Stock in March 1995 and the use of the proceeds therefrom, (ii) the sale of 2,300,000 shares of $3.375 Convertible Preferred Stock par value $0.01 per share (the "$3.375 Convertible Preferred Stock"), in July 1995 and the use of the proceeds therefrom, (iii) the acquisition of Salem Life Insurance Corporation, Integon Life Insurance Corporation and Georgia International Life Insurance Corporation (collectively, "Integon Life") on July 25, 1995, including the financing thereof, (iv) the acquisition (the "SWF Investment") by Southwestern Financial Corporation ("SWF"), a newly organized corporation formed by the Company and the Knightsbridge Fund, of Southwestern Life Insurance Company, Constitution Life Insurance Company, Union Bankers Insurance Company and Marquette National Insurance Company (collectively, "Southwestern Life and Union Bankers") consummated on December 14, 1995, including the financing thereof, (v) the sale of 5,131,300 shares of Common Stock in February 1996 and the use of the proceeds therefrom, (vi) the UC Life Acquisition, including the financing thereof, and (viii) the proposed private placement of $125.0 million aggregate liquidation preference of a new series of convertible preferred stock, par value $0.01 per share (the "Convertible Preferred Stock"), and the use of proceeds therefrom (as further described in the press release set forth herein under Item 5 -- Other Events). The pro forma statement of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 give effect to the foregoing transactions as though each had occurred on January 1, 1995. The pro forma balance sheet as of March 31, 1996 gives effect to the UC Life Acquisition, and the financing thereof (including the sale of the Convertible Preferred Stock and the use of proceeds therefrom), as though each such transaction had occurred on March 31, 1996.

     The UC Life Acquisition will be accounted for using the purchase method of accounting. The total purchase price of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values as of the date of acquisition. The allocation of the aggregate purchase price reflected in the Pro Forma Financial Information is preliminary and based upon assumed acquisition dates of January 1, 1995 and March 31, 1996 for the Pro Forma Statement of Operations and the Pro Forma Balance Sheet, respectively. The final allocation of the purchase price is contingent upon the final valuation of the acquired assets; however, that allocation is not expected to differ materially from the preliminary allocation.

        The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred had the above-described transactions been consummated on the indicated dates.

                       PRO FORMA STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995
                 (Dollars in thousands, except per share data)

                                                                                             ADJUSTMENTS
                                                                            ---------------------------------------------
                                                                                              1995 $3.375
                                                                                              CONVERTIBLE
                                                     HISTORICAL             ACQUISITION     PREFERRED STOCK
                                            -----------------------------       OF                AND
                                                       INTEGON                INTEGON         COMMON STOCK        SWF
                                            COMPANY    LIFE(1)   UC LIFE       LIFE            OFFERINGS       INVESTMENT
                                            --------   -------   --------   -----------     ----------------   ----------
OPERATING DATA:
Revenues:
 Policy revenues........................... $301,889   $30,806   $  8,508
 Net investment income..................... 102,291     46,385    123,107       4,170(2a)                          2,650(2b)
 Net gains (losses) from sale of
   investments.............................     595     (2,233)    (3,498)
 Other income (loss).......................  17,563         --         --      (3,808)(3)                           (910)(3)
                                            --------   -------   --------
       Total revenues...................... 422,338     74,958    128,117
Benefits and expenses:
 Claims incurred........................... 141,876     16,108      9,930
 Change in liability for future policy
   benefits and other benefits.............  18,126     32,544     79,086
 Amortization:
   Present value of insurance in force.....  25,498      6,431         --      (2,528)(4a)
   Deferred policy acquisition costs.......  22,234      5,224     13,159      (1,670)(5a)
   Costs in excess of net assets
     acquired..............................   6,557         --         --         938(6a)
 Underwriting and other administrative
   expenses:
   Commissions.............................  31,949      5,247        432
   General expenses........................  61,323     14,646     13,410
 Interest and amortization of deferred debt
   issuance costs..........................  19,780      2,139         --        (189)(8a)       (3,048)(8b)       7,500(8c)
                                            --------   -------   --------
       Total benefits and expenses......... 327,343     82,339    116,017
Income before income taxes, undistributed
 earnings from unconsolidated affiliates
 and extraordinary charge..................  94,995     (7,381)    12,100
Income tax expense.........................  31,642     (5,506)     4,065       9,654(9)          1,067(9)        (1,698)(9)
                                            --------   -------   --------
       Net income before undistributed
        earnings from unconsolidated
        affiliates, and extraordinary
        charge(10).........................  63,353     (1,875)     8,035
Undistributed earnings from unconsolidated
 affiliates................................      --         --         --                                         23,432(11)
                                            --------   -------   --------
       Net income before extraordinary
        charge.............................  63,353     (1,875)     8,035
Less dividends and amortization of discount
 on preferred stock........................   6,540         --         --       1,397(12a)        2,516(12b)
                                            --------   -------   --------
       Net income (loss) applicable to
        common shareholders before
        extraordinary charge............... $56,813    $(1,875)  $  8,035
                                            ========   =======   ========
Net income before net gains (losses) from
 sale of investments and extraordinary
 charge, net of tax effects................ $56,426
                                            ========
PER SHARE DATA:
 Net income before extraordinary charge.... $  2.47
 Net income (loss) before net gains
   (losses) from sale of investments and
   extraordinary charge, net of tax
   effects.................................    2.45
 Fully diluted net income before
   extraordinary charge....................    2.36
 Fully diluted net income before net gains
   (losses) from sale of investments and
   extraordinary charge, net of tax
   effects.................................    2.35
 Weighted average shares outstanding (in
   thousands)..............................  22,985
 Weighted average fully diluted shares
   outstanding (in thousands)..............  25,566

                                                      ADJUSTMENTS
                                             ------------------------------
                                                 1996           UC LIFE
                                             COMMON STOCK   ACQUISITION AND
                                               OFFERING      THIS OFFERING    PRO FORMA
                                             ------------   ---------------   ---------
                                            <
OPERATING DATA:
Revenues:
 Policy revenues...........................                                   $341,203
 Net investment income.....................                      10,643(2c)    289,246
 Net gains (losses) from sale of
   investments.............................                                     (5,136)
 Other income (loss).......................                                     12,845
                                                                              --------
       Total revenues......................                                    638,158
Benefits and expenses:
 Claims incurred...........................                                    167,914
 Change in liability for future policy
   benefits and other benefits.............                                    129,756
 Amortization:
   Present value of insurance in force.....                      20,579(4b)     49,980
   Deferred policy acquisition costs.......                     (11,709)(5b)    27,238
   Costs in excess of net assets
     acquired..............................                       1,083(6b)      8,578
 Underwriting and other administrative
   expenses:
   Commissions.............................                                     37,628
   General expenses........................                      (4,112)(7)     85,267
 Interest and amortization of deferred debt
   issuance costs..........................     (10,960)(8d)      2,132(8e)     17,354
                                                                              --------
       Total benefits and expenses.........                                    523,715
Income before income taxes, undistributed
 earnings from unconsolidated affiliates
 and extraordinary charge..................                                    114,443
Income tax expense.........................       3,836(9)          935(9)      43,995
                                                                              --------
       Net income before undistributed
        earnings from unconsolidated
        affiliates, and extraordinary
        charge(10).........................                                     70,448
Undistributed earnings from unconsolidated
 affiliates................................                                     23,432
                                                                              --------
       Net income before extraordinary
        charge.............................                                     93,880
Less dividends and amortization of discount
 on preferred stock........................                       7,812 (12c)   18,265
                                                                              --------
       Net income (loss) applicable to
        common shareholders before
        extraordinary charge...............                                   $ 75,615
                                                                              ========
Net income before net gains (losses) from
 sale of investments and extraordinary
 charge, net of tax effects................                                   $ 78,953
                                                                              ========
PER SHARE DATA:
 Net income before extraordinary charge....                                   $   2.60
 Net income (loss) before net gains
   (losses) from sale of investments and
   extraordinary charge, net of tax
   effects.................................                                       2.71
 Fully diluted net income before
   extraordinary charge....................                                       2.44
 Fully diluted net income before net gains
   (losses) from sale of investments and
   extraordinary charge, net of tax
   effects.................................                                       2.54
 Weighted average shares outstanding (in
   thousands)..............................                                     29,100
 Weighted average fully diluted shares
   outstanding (in thousands)..............                                     34,188

      See accompanying notes to pro forma selected financial information.

                       PRO FORMA STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1996
                 (Dollars in thousands, except per share data)

                                                                            ADJUSTMENTS
                                                                     --------------------------
                                                                       1996           UC LIFE
                                                    HISTORICAL        COMMON        ACQUISITION
                                                ------------------    STOCK          AND THIS
                                                COMPANY    UC LIFE   OFFERING        OFFERING         PRO FORMA
                                                --------   -------   --------       -----------       ---------
OPERATING DATA:
Revenues:
  Policy revenues.............................  $ 87,090   $ 1,618                                    $ 88,708
  Net investment income.......................    41,334    29,121                      2,746(2c)       73,201
  Net gains (losses) from sale of
    investments...............................      (527)      144                                        (383)
  Other income................................     4,281        --                     (4,318)(3)          (37)
                                                --------   -------
         Total revenues.......................   132,178    30,883                                     161,489
Benefits and expenses:
  Claims incurred.............................    44,326     2,776                                      47,102
  Change in liability for future policy
    benefits and other benefits...............    11,490    18,549                                      30,039
Amortization:
  Present value of insurance in force.........     8,118        --                      3,926(4b)       12,044
  Deferred policy acquisition costs...........     6,741     3,303                     (2,991)(5b)       7,053
  Costs in excess of net assets acquired......     2,030        --                        271(6b)        2,301
Underwriting and other administrative
  expenses:
    Commissions...............................     7,710       116                                       7,826
    General expenses..........................    15,922     3,478                       (915)(7)       18,485
  Interest and amortization of deferred debt
    issuance costs............................     6,057        --     (1,827)(8d)        533(8e)        4,763
                                                --------   -------
         Total benefits and expenses..........   102,394    28,222                                     129,613
  Income before income taxes, undistributed
    earnings from unconsolidated affiliates
    and extraordinary charges.................    29,784     2,661                                      31,876
  Income tax expense..........................     9,630       931        630(9)          955(9)        12,146
                                                --------   -------
         Net income before undistributed
           earnings from unconsolidated
           affiliates and extraordinary
           charge(10).........................    20,154     1,730                                      19,730
  Undistributed earnings from unconsolidated
    affiliates................................        --        --                      4,318(3)         4,318
                                                --------   -------
         Net income before extraordinary
           charge.............................    20,154     1,730                                      24,048
  Less dividends and amortization of discount
    on preferred stock........................     2,691        --                      1,953(12c)       4,644
                                                --------   -------
         Net income applicable to common
           shareholders before extraordinary
           charge.............................  $ 17,463   $ 1,730                                    $ 19,404
                                                ========   =======
  Net income before net gains (losses) from
    sale of investments and extraordinary
    charge, net of tax effects................  $ 17,806                                              $ 19,653
                                                ========
PER SHARE DATA:
  Net income before extraordinary charge......  $   0.69                                              $   0.66
  Net income (loss) before net gains (losses)
    from sale of investments and extraordinary
    charge, net of tax effects................      0.70                                                  0.67
  Fully diluted net income before
    extraordinary
    charge....................................      0.63                                                  0.62
  Fully diluted net income before net gains
    (losses) from sale of investments and
    extraordinary charge, net of tax
    effects...................................      0.65                                                  0.63
  Weighted average shares outstanding (in
    thousands)................................    25,483                                                29,375
  Weighted average fully diluted shares
    outstanding (in thousands)................    30,593                                                34,464

                            PRO FORMA BALANCE SHEET

                              As of March 31, 1996
                             (Dollars in thousands)

                                                                        ADJUSTMENTS
                                                                        -----------
                                                                          UC LIFE
                                                    HISTORICAL          ACQUISITION
                                              -----------------------    AND THIS
                                               COMPANY      UC LIFE      OFFERING         PRO FORMA
                                              ----------   ----------   -----------       ----------
Invested assets.............................  $2,238,636   $1,578,327       (6,400)(13)    3,810,563
Insurance assets............................     529,538      137,981      (15,250)(14)      652,269
Other assets................................     362,765        7,491       21,665(6b)       391,921
                                              ----------   ----------                     ----------
     Total assets...........................  $3,130,939   $1,723,799                     $4,854,753
                                              ==========   ==========                     ==========
Insurance liabilities.......................  $2,202,549    1,501,911                     $3,704,460
Long-term debt..............................     170,271           --       32,800(8e)       203,071
Other liabilities...........................     104,343       53,903                        158,246
Redeemable preferred stock..................      30,757           --                         30,757
Convertible preferred stock.................     110,513           --      120,200(12c)      230,713
Common shareholders' equity.................     512,506      167,985     (152,985)(15)      527,506
                                              ----------   ----------                     ----------
     Total liabilities and shareholders'
       equity...............................  $3,130,939   $1,723,799                     $4,854,753
                                              ==========   ==========                     ==========

      See accompanying notes to pro forma selected financial information.

NOTES TO PRO FORMA SELECTED FINANCIAL INFORMATION

  (1) The historical financial information presented for Integon Life reflects its results for the six months ended June 30, 1995. Historical results of Integon Life are not available through the acquisition date of July 25, 1995. The Company does not believe that those 25 days of financial results are material to the Pro Forma Financial Information presented herein.

  (2) Investments -- During 1995, the Company expended cash in conjunction with the acquisition of Integon Life utilizing internally generated funds. For purposes of these pro forma financial statements the Company assumes that internally generated funds have been replaced with funds generated as a result of the 1995 $3.375 Convertible Preferred Stock and Common Stock offerings.

 (2a) The average fair market value of the Integon Life investment portfolio was less than its average historical cost based upon the blended values as of January 20, 1995 (the date on which the Company acquired a 49.0% interest in Integon Life) and July 25, 1995 (the date on which the Company acquired the remaining 51.0% of Integon Life). Based upon purchase accounting mark-to-market adjustments, Integon Life's investment yield would increase approximately 60 basis points resulting in an increase in investment income of approximately $4.2 million for the six-month period ended prior to the consummation of the Integon Life acquisition on July 25, 1995.

 (2b) In conjunction with the SWF Investment, the Company purchased $31.0 million of preferred stock of SWF and one of its subsidiaries. The effective yield of that preferred stock is 8.6% resulting in additional investment income on a pro forma basis of approximately $2.7 million for the year ended December 31, 1995.

 (2c) The average fair market value of the UC Life investment portfolio was less than its average historical cost. Based upon purchase accounting mark-to-market adjustments, UC Life's investment yield would increase approximately 69 basis points resulting in an increase in investment income of approximately $10.6 million and $2.7 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

  (3) Other income -- For the year ended December 31, 1995, the Company's historical financial statements included $4.7 million of income from undistributed earnings of unconsolidated affiliates, of which $3.8 million was related to the Company's 49.0% equity interest in the undistributed earnings of Integon Life for the first six months of 1995 and $910,000 was related to the SWF Investment for the period from December 14, 1995 to December 31, 1995. For the three months ended March 31, 1996, the Company's equity in undistributed earnings of affiliates related to the SWF Investment was $4.3 million. Each such amount has been eliminated or reclassified, as appropriate, in the preparation of the Pro Forma Financial Information.

  (4) Present value of insurance in force -- As part of the purchase accounting adjustments for each of the Company's acquisitions, the Company establishes an asset for the present value of the insurance in force as of the date of such acquisition based upon the present value of future premiums or the emergence of gross profits utilizing the Company's purchase accounting actuarial lapse and interest rate assumptions.

 (4a) As part of the purchase accounting adjustments for the acquisition of Integon Life, the Company established a present value of insurance in force asset of $123.8 million. This asset is determined based upon the present value of expected future gross profits for the business acquired using actuarial assumptions established by the Company and discounting such profits at a risk rate of return of 15.0 percent. On a pro forma basis, the first five years' expected amortization of the present value of insurance in force related to the acquisition of Integon Life, as if such assets had been established on January 1, 1995, would be as follows:

                                                       GROSS         INTEREST       EXPECTED
                                                    AMORTIZATION     ACCRETED     AMORTIZATION
                                                    ------------     --------     ------------
        1995......................................    $ 14,942        $7,135        $  7,807
        1996......................................      15,736         6,632           9,104
        1997......................................      16,547         6,050          10,497
        1998......................................      16,778         5,399          11,379
        1999......................................      16,233         4,718          11,515

 (4b) As part of the pro forma purchase accounting adjustments for the UC Life Acquisition, the Company established a present value of insurance in force asset of $74.1 million. This asset is determined based upon the present value of future gross profits for the business acquired using appropriate actuarial assumptions established by the Company (as of January 1, 1995) and discounting such profits at a risk rate of return of 18.0 percent. On a pro forma basis, the first five years' expected amortization of the present value of insurance in force related to the UC Life Acquisition, as if such assets had been established on January 1, 1995, would be as follows:

                                                       GROSS         INTEREST       EXPECTED
                                                    AMORTIZATION     ACCRETED     AMORTIZATION
                                                    ------------     --------     ------------
        1995......................................    $ 24,841        $4,262        $ 20,579
        1996......................................      18,869         3,170          15,699
        1997......................................      13,595         2,300          11,295
        1998......................................       9,721         1,638           8,083
        1999......................................       7,033         1,142           5,891

  (5) Deferred policy acquisition costs -- As described in Note 4 above, the Company establishes a present value of insurance in force asset as of the acquisition date which approximates the discounted value of anticipated profits of the business in force as of the acquisition date. As a result of establishing such an asset, the historical amount for deferred policy acquisition costs is eliminated.

      Subsequent to the date of acquisition, deferred policy acquisition costs are established and amortized for new business issuance costs. Differences in historical and pro forma amortization of deferred policy acquisition costs result from the different accounting bases, including the establishment of the present value of insurance in force asset, as described in Note 4.

 (5a) On a pro forma basis, the amortization of deferred policy acquisition costs for Integon Life for the year ended December 31, 1995 amounted to $3.5 million.

 (5b) On a pro forma basis, the amortization of deferred policy acquisition costs for UC Life for the year ended December 31, 1995 and the three months ended March 31, 1996 amounted to $1.5 million and $312,000, respectively.

  (6) Costs in excess of net assets acquired -- The Company establishes an asset for costs in excess of net assets acquired to the extent that the purchase price of an acquisition exceeds the net assets acquired. It is the Company's policy to amortize such costs over 20 years on a straight line basis.

 (6a) The aggregate purchase price for Integon Life was approximately $48.6 million (including expenses of approximately $3.2 million), but excluding assumed indebtedness of $37.7 million, and net assets acquired, based upon purchase accounting estimates, amounted to $11.1 million, which resulted in costs in excess of net assets acquired of approximately $37.5 million. On a pro forma basis this resulted in amortization of costs in excess of net assets acquired of $938,000 for the six months ended June 30, 1995.

 (6b) The aggregate purchase price for UC Life is estimated to be $113.0 million (including estimated expenses of $10.0 million and estimated earnings through the anticipated date of consummation of the UC Life Acquisition of $4.0 million). The estimated fair value of the net assets acquired amounted to $91.3 million resulting in costs in excess of net assets acquired of $21.7 million. On a pro forma basis, for the year ended December 31, 1995 and the three months ended March 31, 1996 the amortization of costs in excess of net assets acquired would be $1.1 million and $271,000, respectively.

  (7) On a pro forma basis, the costs associated with UC Life's service agreement with its current parent, UC Financial, have been eliminated because that agreement will be cancelled as of the closing date; PennCorp, with its current cost structure, will be able to perform any such similar services required by UC Life without an incremental increase in overhead expenses. Fees charged to UC Life under the service agreement amounted to $4.1 million and $915,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

  (8) Interest and amortization of deferred debt issuance costs -- In conjunction with each of the Company's acquisitions, the Company has utilized internally generated funds as well as various forms of financing. In addition, proceeds from the 1995 $3.375 Convertible Preferred Stock and Common Stock offerings and the February 1996 Common Stock offering were utilized to repay amounts outstanding under certain credit agreements.

 (8a) Costs related to the Integon Life credit facility on a pro forma basis would have amounted to $1.9 million for the six months ended June 30, 1995.

 (8b) Net proceeds from the sale of 2,300,000 shares of $3.375 Convertible Preferred Stock offering were $110.5 million. The 1995 Common Stock offering provided the Company with net proceeds of $51.2 million. The proceeds from these two offerings were used to (i) consummate the acquisition of Integon Life, which utilized funds totaling $33.4 million (including a capital contribution of $15.0 million), (ii) repay $28.5 million outstanding under, and subsequently cancel, the Company's revolving credit facility, (iii) repurchase for $34.6 million all the Company's Series A Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), (iv) repay $11.2 million due to Integon Life's former parent company under a subordinated debenture, (v) pay the $15.4 million cash portion of the purchase price of Occidental Life Insurance Company of North Carolina (which PennCorp purchased from Pennsylvania Life Insurance Company and subsequently contributed to Integon Life),
      (vi) prepay $20.0 million principal amount of indebtedness under AAHC's then existing credit facility and (vii) make payments for general corporate purposes, including interest payments and the cancellation of certain interest rate swap agreements.

       On a pro forma basis, after giving effect to items (ii), (iv) and (vi) above, the Company's interest and amortization of deferred debt issuance costs would have been reduced by $3.0 million for the year ended December 31, 1995.

 (8c) The Company utilized funds borrowed under a $100.0 million credit facility to fund a portion of the SWF Investment. The pro forma effective interest rate assumed under that credit agreement was 7.5% per annum.

 (8d) Of the $156.8 million net proceeds of the February 1996 Common Stock offering, the Company utilized $137.0 million to repay amounts outstanding under certain of the Company's credit facilities and to pay approximately $10.0 million to I.C.H. Corporation in lieu of issuing an equivalent value of Common Stock as part of the SWF Investment.

 (8e) In addition to net proceeds available from this offering, the Company anticipates additional cash requirements to consummate the UC Life Acquisition of $32.8 million. Those funds will be made available through the Company's revolving credit facility. The pro forma interest costs associated with such borrowings would be $2.1 million and $533,000 for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

  (9) Income taxes -- Amounts shown represent the tax effects of the foregoing adjustments calculated based upon the Company's effective tax rates for the periods presented.

 (10) As a result of the retirement of $137.0 million of certain indebtedness (see Note (8d) above) the Company recorded an extraordinary charge of approximately $816,000, net of tax benefits, related to the write off of deferred financing costs during the three months ended March 31, 1996.

 (11) The Company accounts for the SWF Investment using the equity method of accounting. As a result of the acquisition of Southwestern Life and Union Bankers by SWF, the historical financial basis of accounting has been adjusted to reflect the fair value of the acquired assets and liabilities as of the acquisition date. Pro forma results of the adjustments to the historical financial statements of the acquired companies are summarized below:

                                                                             PERIOD ENDED
                                                                          DECEMBER 14, 1995
                                                                        ----------------------
                                                                        (DOLLARS IN THOUSANDS)
        Net earnings*.................................................         $ 10,202
        Pro forma adjustments to historical results:
          Amortization of present value of insurance in force and
             deferred acquisition costs...............................           26,613
          Elimination of permanent impairment adjustments.............            9,499
          Interest expenses...........................................          (13,417)
          Amortization of costs in excess of net assets acquired......           10,615
          Income taxes................................................          (15,836)
          Other adjustments, net......................................            5,084
                                                                               --------
                                                                                 32,760
        Less preferred stock dividend.................................            2,650
                                                                               --------
          Income applicable to common shareholders....................         $ 30,110
                                                                               ========
        PennCorp's economic participation at 74.8%**..................         $ 22,522
        PennCorp's equity in undistributed earnings of affiliate for
          the period December 14, 1995 through December 31, 1995......              910
                                                                               --------
        Total PennCorp pro forma equity in undistributed earnings of
          affiliate...................................................         $ 23,432
                                                                               ========

        ---------------
         * Excludes loss on securities required to be sold as a condition to closing the acquisition of Southwestern Life and Union Bankers.
        ** Excludes exercise of common stock purchase warrants.

(12a) As part of the consideration for the acquisition of Integon Life, the Company issued two additional series of preferred stock:

           (i) 127,500 shares of Series B Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), with an initial stated value of $100.00 per share, accreting at the rate of 10.4% per annum until maturity in July 1997.

          (ii) 178,500 shares of Series C Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), with an initial stated value of $100.00 per share, accreting at the rate of 9.3% per annum until maturity in July 1998. The accreted value of this series of preferred stock, however, is subject to offset under certain circumstances.

       On a pro forma basis for the period ended July 25, 1995, aggregate dividends on the Series B Preferred Stock and the Series C Preferred Stock would have been $1.4 million.

(12b) As described in Note (8b) above, in 1995 the Company used a portion of the proceeds of the $3.375 Convertible Preferred Stock offering to retire 450,000 shares of Series A Preferred Stock. On a pro forma basis, the net effect of the issuance of the $3.375 Convertible Preferred Stock and the retirement of the Series A Preferred Stock would have increased dividends and amortization of discount on preferred stock by $2.5 million for the year ended December 31, 1995.

(12c) The Company anticipates issuing 2,500,000 shares of Convertible Preferred Stock in this offering. Net proceeds are anticipated to be $120.2 million, which the Company will use to fund a portion of the purchase price of the UC Life Acquisition, make required capital contributions and pay related acquisition expenses. On a pro forma basis the dividends on the Convertible Preferred Stock would be $7.8 million and $2.0 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

 (13) As part of the purchase and sale agreement to acquire UC Life, certain of the assets of UC Life will be distributed to UC Financial and subsequently replaced with a cash contribution. The net effect of such transactions would be to reduce the invested assets of UC Life by approximately $6.4 million.

 (14) As described in Note (4b) above, as part of the pro forma purchase accounting adjustments, historical deferred acquisition costs are eliminated and a present value of insurance in force asset is established. Based upon pro forma purchase accounting adjustments it is anticipated that the present value of the insurance in force asset will be $74.1 million upon consummation of the UC Life Acquisition, which is $15.3 million less than UC Life's historical deferred acquisition costs as of March 31, 1996.

 (15) In connection with the UC Life Acquisition, UC Financial has agreed to purchase a convertible promissory note of the Company in a principal amount of $15.0 million, and has further agreed to convert such note into Common Stock immediately after the consummation of the UC Life Acquisition. The adjustment reflected on a pro forma basis eliminates the historical shareholder's equity of UC Life concurrently with the issuance of additional shares of Common Stock valued at $15.0 million.

Item 5.   Other Events.

     The Company has released the following press release:


July 12, 1996

                   PENNCORP FINANCIAL GROUP, INC. ANNOUNCES
               PRIVATE PLACEMENT OF CONVERTIBLE PREFERRED STOCK


     New York, N. Y. - PennCorp Financial Group, Inc. (NYSE-PFG) ("PennCorp" or the "Company") announced today that it intends to commence a private placement of $125.0 million aggregate liquidation preference of a new series of Convertible Preferred Stock of the Company. In addition, the Company will grant to the initial purchasers of the Convertible Preferred Stock an overallotment option to purchase up to an additional $18,750,000 aggregate liquidation preference of Convertible Preferred Stock. The net proceeds from the offering, together with borrowings under the Company's revolving credit agreement, will be used to fund the cash purchase price for, and to make required capital contributions currently estimated to be $55.0 million to, United Companies Life Insurance Company ("UC Life"), which PennCorp has agreed to acquire from United Companies Financial Corporation ("UC Financial"). The consideration to be paid for UC Life is $164.0 million, consisting of cash (currently estimated at $99.0 million), a $10.0 million dividend to be paid, and certain real estate and other assets to be distributed, by UC Life to UC Financial concurrently with the closing of the acquisition. The consideration to be paid to UC Financial will be increased by UC Life's earnings from January 1, 1996 through the acquisition date.

     The Company obtained the right to consummate the UC Life acqusition from Knightsbridge Captial Fund I, L.P., a related investment partnership, which had entered into an agreement to acquire UC Life in January 1996.

     No registration statement for the offering of the Convertible Preferred Stock has been or will be filed with the Securities and Exchange Commission, and the securities sold in the offering may not be offered or sold in the United States by the purchasers thereof absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

     PennCorp Financial Group, Inc. is an insurance holding company. Through its subsidiaries, the Company underwrites and markets life and fixed benefit accident and sickness insurance to the middle market throughout the United States, Canada, and the Caribbean basin.

                                      SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PENNCORP FINANCIAL GROUP, INC.


Date:  July 16, 1996                  By  /s/ JAMES P. McDERMOTT
                                        ----------------------------------
                                          James P. McDermott
                                          Senior Vice President